Exhibit 99.2

SUPPLEMENT TO CERTAIN PROVISIONS OF MARYLAND LAW AND THE COMPANY’S CHARTER AND BYLAWS
This discussion is a supplement to, and is intended to be read together with, the discussion under the heading “Certain Provisions of Maryland Law and the Company’s Charter and Bylaws” in the prospectus dated October 2, 2013 (the “Base Prospectus”), included in Kilroy Realty Corporation’s and Kilroy Realty, L.P.’s Registration Statement on Form S-3 (File No. 333-191524 and 333-191524-01) filed with the Securities and Exchange Commission (the “Commission”) on October 2, 2013. This discussion is not complete and is subject to, and qualified in its entirety by reference to, Maryland law and the Company’s charter and bylaws, which are available as described under “Where You Can Find More Information” in the Base Prospectus.
The following caption and paragraphs shall be inserted immediately before the subheading “—The Company is not Subject to the Maryland Business Combination Statute” under the heading “Certain Provisions of Maryland Law and the Company’s Charter and Bylaws” in the Base Prospectus.
Election of Directors
The Company’s bylaws provide a majority vote standard for uncontested elections of directors. As a result, except in the case of directors to be elected by the holders of any class or series of the Company’s preferred stock, at each meeting of stockholders at which the election of directors is uncontested, a director nominee will be elected to the board of directors only if the number of votes cast “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee (with abstentions and broker non-votes not counted as a vote cast either “FOR” or “AGAINST” the director nominee). A plurality vote standard applies in contested elections, in which case stockholders will not be permitted to vote “AGAINST” any director nominee but will only be permitted to vote “FOR” or withhold their vote with respect to such nominee. An election will be considered to be contested if the Company’s secretary has received notice that a stockholder has nominated or proposes to nominate one or more persons for election as a director and, at least 14 days prior to the date on which notice of the meeting is first mailed to stockholders, the nomination has not been withdrawn and would thereby cause the number of director nominees to exceed the number of directors to be elected at the meeting.
Under the MGCL, if an incumbent director is not re-elected at a meeting of stockholders at which he or she stands for re-election then the incumbent director continues to serve in office as a holdover director until his or her successor is elected. However, the Company’s bylaws provide that if an incumbent director is not re-elected due to his or her failure to receive a majority of the votes cast in an uncontested election, the director will promptly tender his or her resignation as a director, subject to acceptance by the board of directors. The nominating and corporate governance committee of the board of directors will then make a recommendation to the board of directors as to whether to accept or reject the tendered resignation or whether other action should be taken. The board of directors will publicly disclose within 90 days of certification of the stockholder vote its decision and rationale regarding whether to accept, reject or take other action with respect to the tendered resignation. If a director’s tendered resignation is not accepted by the board of directors, such director would continue to serve until the next annual meeting of stockholders and until his or her successor is elected and qualified or his or her earlier death, retirement, resignation or removal. If a director’s tendered resignation is accepted, then the board of directors may, among other things, fill the resulting vacancy or decrease the size of the board of directors.
The following caption and paragraph should be inserted immediately before the subheading “—Dissolution of the Company” under the heading “Certain Provisions of Maryland Law and the Company’s Charter and Bylaws” in the Base Prospectus.
Proxy Access
The Company’s bylaws permit a stockholder, or group of up to ten stockholders, owning at least 5% of the Company’s outstanding common stock continuously for at least the prior three years to nominate a candidate for election to the board of directors and inclusion in the Company’s proxy materials for its annual meeting of stockholders; provided that the total number of all stockholder nominees included in the Company’s proxy materials shall not exceed 25% of the number of directors then serving on the board of directors. The foregoing proxy access right is subject to additional eligibility, procedural and disclosure requirements set forth in the Company’s bylaws.